151 Farmington Avenue Hartford, Conn. 06156	Media Contact: Ethan Slavin 860-273-6095 slavine@aetna.com
Investor Contact: Joe Krocheski 860-273-0896 krocheskij@aetna.com

News Release _________________________________________________________

AETNA REPORTS THIRD-QUARTER 2018 RESULTS

HARTFORD, Conn., October 30, 2018 - Aetna (NYSE: AET) announced third-quarter 2018 net income(1) of $1.0 billion, or $3.03 per share. Adjusted earnings(2) for third-quarter 2018 were $977 million, or $2.96 per share. Aetna's performance for the nine months ended September 30, 2018 resulted in net income of $3.4 billion, or $10.37 per share, and adjusted earnings of $3.2 billion, or $9.58 per share, for the nine months ended September 30, 2018.

“Aetna’s solid third quarter performance builds on the positive momentum from the first half of 2018,” said Mark T. Bertolini, Aetna chairman and CEO.  “Our combination with CVS Health will drive the next phase of Aetna’s growth and accelerate our opportunity to help transform the health care system.”

“Our financial performance demonstrates a continued focus on delivering solid operating results as we prepare to close our pending transaction with CVS Health,” said Shawn M. Guertin, Aetna executive vice president and CFO.  “With our extensive integration planning process now set to shift to an implementation phase, I am confident the combined company is well positioned to begin the next stage of our journey.”

(In millions, except per share data)

	Third-Quarter 2018
	Revenue	Earnings	EPS

GAAP	$15,484	$1,000	$3.03

Non-GAAP (Adjusted)	$15,386	$977	$2.96

Medical Membership totaled 22.1 million at September 30, 2018

Aetna presents both GAAP and non-GAAP financial measures in this press release to provide investors with additional information. Refer to footnotes (1) through (5) for definitions of non-GAAP financial measures and pages 9 through 11 for reconciliations of the most directly comparable GAAP financial measures to non-GAAP financial measures.

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Third-Quarter Financial Results at a Glance
	Third-Quarter
(Millions, except per common share data)	2018	2017	Change
Total revenue	$15,484	$14,994	3%
Adjusted revenue(3)	15,386	14,948	3%
Net income(1)	1,000	838	19%
Adjusted earnings(2)	977	814	20%

Per common share results:
Net income(1)	$3.03	$2.52	20%
Adjusted earnings(2)	2.96	2.45	21%

Weighted average common shares - diluted	330.2	332.0
Total Company Results

•
Net income(1) was $1.0 billion for third-quarter 2018 compared with $838 million for third-quarter 2017. The increase in net income during third-quarter 2018 was primarily due to the increase in adjusted earnings described below and the favorable impact of a gain recognized as a result of the sale of Aetna's domestic group life insurance, group disability insurance and absence management businesses (the "Group Insurance sale") which occurred during fourth-quarter 2017, partially offset by net realized capital losses in third-quarter 2018 compared to net realized capital gains in third-quarter 2017.

•
Adjusted earnings(2) were $977 million for third-quarter 2018 compared with $814 million for third-quarter 2017. The increase in adjusted earnings during third-quarter 2018 was primarily due to the favorable impact of the Tax Cuts and Jobs Act of 2017 (the "TCJA") and higher pre-tax adjusted earnings in Aetna's Health Care segment described below, partially offset by lower adjusted earnings due to the Group Insurance sale which occurred during fourth-quarter 2017. Adjusted earnings for third-quarter 2018 reflect a $130 million pre-tax impact from an unfavorable provider arbitration ruling related to Aetna's exited individual public health insurance exchange products.

•
Total revenue and adjusted revenue(3) were $15.5 billion and $15.4 billion, respectively, for third-quarter 2018, and $15.0 billion and $14.9 billion, respectively, for third-quarter 2017. The increase in total revenue and adjusted revenue for third-quarter 2018 was primarily due to higher revenue in Aetna's Heath Care segment described below, partially offset by lower revenue as a result of the Group Insurance sale which occurred during fourth-quarter 2017. Total revenue for third-quarter 2018 also reflects a gain recognized as a result of the Group Insurance sale.

•
Total company expense ratio was 17.7 percent and 17.4 percent for the third quarters of 2018 and 2017, respectively. The adjusted expense ratio(4) was 17.7 percent and 17.5 percent for the third quarters of 2018 and 2017, respectively. The increase in both ratios for third-quarter 2018 was primarily due to the reinstatement of the health insurer fee ("HIF") for 2018 and targeted investment spending on Aetna's growth initiatives, partially offset by the continued execution of Aetna's expense management initiatives.

•
After-tax net income margin was 6.5 percent and 5.6 percent for the third quarters of 2018 and 2017, respectively. The increase in the after-tax net income margin for third-quarter 2018 was primarily due to the favorable impact of the TCJA and strong

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performance in Aetna's Medicare products, partially offset by the unfavorable provider arbitration ruling described above and lower favorable development of prior-periods' health care cost estimates in Aetna's Government business in third-quarter 2018 compared to third-quarter 2017.

•
Adjusted pre-tax margin(5) remained consistent at 9.2 percent for both the third quarters of 2018 and 2017. Third-quarter 2018 reflects strong performance in Aetna's Medicare products and the reinstatement of the HIF for 2018, offset by the unfavorable provider arbitration ruling described above and lower favorable development of prior-periods' health care cost estimates in Aetna's Government business in third-quarter 2018 compared to third-quarter 2017.

•
Total debt to capitalization ratio(6) decreased to 30.8 percent at September 30, 2018 compared with 37.0 percent at December 31, 2017 primarily due to year-to-date net income during 2018 and repayment of $1.0 billion aggregate principal amount of Aetna's senior notes during second-quarter 2018.

•
Effective tax rate was 27.4 percent for third-quarter 2018 compared with 33.4 percent for third-quarter 2017. The decrease in Aetna's effective tax rate for third-quarter 2018 was primarily due to the reduced corporate income tax rate specified in the TCJA, partially offset by the reinstatement of the non-deductible HIF for 2018.

•	Operating cash flow excluding large case pensions products as a percentage of net income was 116.0% during the nine months ended September 30, 2018.

•	Cash and investments at the parent were approximately $2.8 billion at September 30, 2018.

•	Aetna started the quarter with approximately $1.7 billion of cash and investments at the parent;

•	Net subsidiary dividends to the parent were $1.3 billion in the quarter;

•	Aetna paid a shareholder dividend of $164 million in the quarter; and

•	After other sources and uses, Aetna ended the quarter with approximately $2.8 billion of cash and investments at the parent.

Health Care Segment Results
Health Care, which provides a full range of insured and self-insured medical, pharmacy, dental and behavioral health products and services, reported:

•
Income before income taxes(1) was approximately $1.3 billion for both the third quarters of 2018 and 2017. Pre-tax adjusted earnings(2) were $1.4 billion for third-quarter 2018 compared with $1.3 billion for third-quarter 2017. The increase in income before income taxes and pre-tax adjusted earnings was primarily due to strong performance in Aetna's Medicare products and the favorable impact of the reinstatement of the HIF for 2018. The increases were partially offset by the unfavorable provider arbitration ruling described above and lower favorable development of prior-periods' health care cost estimates in Aetna's Government business in third-quarter 2018 compared to third-quarter 2017. The

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increase in income before income taxes was largely offset by net realized capital losses in third-quarter 2018 compared to net realized capital gains in third-quarter 2017.

•
Total revenue and adjusted revenue(3) were both $15.3 billion for third-quarter 2018 and both $14.3 billion for third-quarter 2017. The increase in total revenue and adjusted revenue was primarily due to membership growth in Aetna's Medicare products, the adoption of new accounting guidance related to revenue recognition effective during first-quarter 2018 and the favorable impact of the reinstatement of the HIF for 2018. The increase was partially offset by lower membership in Aetna's ACA compliant individual and small group Commercial products and its Medicaid products.

•
Medical membership at September 30, 2018 increased compared with June 30, 2018. The increase primarily reflects increases in Aetna's Commercial ASC, Medicare and Medicaid products, partially offset by decreases in Aetna's Commercial Insured products.

•	Medical benefit ratios ("MBRs") for the three and nine months ended September 30, 2018 and 2017 were as follows:

	Third-Quarter				Year-to-Date
	2018	2017	Change		2018	2017	Change
Commercial	84.5%	81.3%	3.2	pts.	79.4%	79.7%	(0.3)	pts.
Government	79.3%	82.4%	(3.1)	pts.	81.2%	83.0%	(1.8)	pts.
Total Health Care	81.5%	81.9%	(0.4)	pts.	80.4%	81.5%	(1.1)	pts.

•
Aetna's third-quarter 2018 Commercial MBR increased compared with third-quarter 2017 primarily due to the unfavorable provider arbitration ruling described above and the seasonality of medical costs in 2018 relative to 2017. The increase was partially offset by the reinstatement of the HIF for 2018.

•
Aetna's third-quarter 2018 Government MBR decreased compared with third-quarter 2017 primarily due to the reinstatement of the HIF for 2018 and strong performance in Aetna's Medicare products, partially offset by lower favorable development of prior-periods' health care cost estimates in third-quarter 2018 compared to third-quarter 2017.

•
In third-quarter 2018, Aetna experienced unfavorable development of prior-periods’ health care cost estimates in its Commercial products due to the provider arbitration ruling described above, which relates to 2014 through 2016 dates of service. Excluding the impact of the provider arbitration ruling, Aetna experienced favorable development of prior-periods' health care cost estimates in its Commercial products, primarily attributable to second-quarter 2018 performance.

•
In third-quarter 2018, Aetna experienced favorable development of prior-periods' health care cost estimates in its Medicare and Medicaid products, primarily attributable to second-quarter 2018 performance.

•
Prior years' health care costs payable estimates developed favorably by $416 million and $783 million during the first nine months of 2018 and 2017, respectively. This development is reported on a basis consistent with the prior years' development reported in the health care costs payable table in Aetna's annual audited financial statements, and does not directly correspond to an increase in 2018 operating results.

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•
Days claims payable(6) was 50 days at September 30, 2018, a sequential increase of 1 day compared with June 30, 2018 and a decrease of 4 days compared with September 30, 2017. The year over year decrease was driven primarily by changes in business mix.

Given the pending transaction with CVS Health, Aetna is not hosting a conference call in conjunction with its third-quarter 2018 earnings release and does not expect to do so for future quarters. Please direct any questions regarding this press release to Aetna Investor Relations or Aetna Communications.

About Aetna
Aetna is one of the nation's leading diversified health care benefits companies, serving an estimated 39.0 million people with information and resources to help them make better informed decisions about their health care. Aetna offers a broad range of traditional, voluntary and consumer-directed health insurance products and related services, including medical, pharmacy, dental and behavioral health plans, and medical management capabilities, Medicaid health care management services, workers' compensation administrative services and health information technology products and services. Aetna's customers include employer groups, individuals, college students, part-time and hourly workers, health plans, health care providers, governmental units, government-sponsored plans, labor groups and expatriates. For more information, see www.aetna.com and learn about how Aetna is helping to build a healthier world. @AetnaNews

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Condensed Consolidated Balance Sheets
(Unaudited)

(Millions)	At September 30, 2018	At December 31, 2017
Assets:
Cash and short-term investments	$9,565	$6,356
Accounts receivable, net	5,704	5,071
Other current assets	4,102	4,096
Total current assets	19,371	15,523
Long-term investments	15,764	17,793
Other long-term assets	21,968	21,835
Total assets	$57,103	$55,151

Liabilities and shareholders’ equity:
Health care costs payable	$5,831	$5,815
Current portion of long-term debt	375	999
Other current liabilities	10,464	10,023
Total current liabilities	16,670	16,837
Long-term debt, less current portion	7,782	8,160
Other long-term liabilities	14,088	14,317
Total Aetna shareholders' equity	18,291	15,580
Non-controlling interests	272	257
Total liabilities and equity	$57,103	$55,151

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Consolidated Statements of Income
(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Millions)	2018	2017	2018	2017
Revenue:
Premiums	$13,237	$13,272	$39,663	$40,810
Fees and other revenue	2,068	1,443	6,152	4,404
Net investment income	202	233	605	730
Net realized capital (losses) gains	(23)	46	(40)	(262)
Total revenue	15,484	14,994	46,380	45,682

Benefits and expenses:
Benefit costs	10,852	10,960	32,096	33,537
Cost of products sold	390	—	1,154	—
Operating expenses	2,742	2,612	8,298	9,017
Interest expense	85	90	262	349
Amortization of other acquired intangible assets	48	58	142	176
Loss on early extinguishment of long-term debt	—	—	—	246
Reduction of reserve for anticipated future losses on discontinued products	—	—	(70)	(109)
Total benefits and expenses	14,117	13,720	41,882	43,216

Income before income taxes	1,367	1,274	4,498	2,466
Income tax expense	375	426	1,070	815
Net income including non-controlling interests	992	848	3,428	1,651
Less: Net (loss) income attributable to non-controlling interests	(8)	10	7	(9)
Net income attributable to Aetna	$1,000	$838	$3,421	$1,660

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Consolidated Statements of Cash Flows
(Unaudited)
	For the Nine Months
	Ended September 30,
(Millions)	2018	2017
Cash flows from operating activities:
Net income including non-controlling interests	$3,428	$1,651
Adjustments to reconcile net income to net cash provided by operating activities:
Net realized capital losses	40	262
Depreciation and amortization	400	499
Debt fair value amortization	(10)	(14)
Equity in earnings of affiliates, net	(30)	(80)
Stock-based compensation expense	125	135
Reduction of reserve for anticipated future losses on discontinued products	(70)	(109)
Amortization of net investment premium	38	54
Loss on early extinguishment of long-term debt	—	246
Gain on sale of businesses	(355)	—
Changes in assets and liabilities:
Premiums due and other receivables	(486)	(184)
Income taxes	625	(15)
Other assets and other liabilities	136	(1,196)
Health care and insurance liabilities	(156)	931
Distributions from partnership investments	—	44
Net cash provided by operating activities	3,685	2,224
Cash flows from investing activities:
Proceeds from sales and maturities of investments	7,164	8,854
Cost of investments	(6,235)	(7,860)
Additions to property, equipment and software	(336)	(301)
Cash used for acquisitions, net of cash acquired	(8)	(24)
Net cash provided by investing activities	585	669
Cash flows from financing activities:
Issuance of long-term debt	—	988
Repayment of long-term debt	(1,000)	(11,734)
Common shares issued under benefit plans, net	(95)	(132)
Common shares repurchased	—	(3,845)
Dividends paid to shareholders	(491)	(420)
Contributions, non-controlling interests	9	182
Net cash used for financing activities	(1,577)	(14,961)
Net increase (decrease) in cash and cash equivalents	2,693	(12,068)
Cash and cash equivalents, beginning of period	4,076	17,996
Cash and cash equivalents, end of period	$6,769	$5,928

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Reconciliation of the Most Directly Comparable GAAP Measure to Certain Reported Amounts
(Millions, except per common share data)		Three Months Ended September 30, 2018			Three Months Ended September 30, 2017
Reconciliation of net income to adjusted earnings		Total Company	Per Common Share		Total Company	Per Common Share
Net income(1) (GAAP measure)		$1,000	$3.03		$838	$2.52
Gain related to sale of certain domestic group insurance businesses		(121)	(0.37)		—	—
Transaction and integration-related costs		18	0.05		—	—
Amortization of other acquired intangible assets		48	0.15		58	0.17
Net realized capital losses (gains)		23	0.07		(46)	(0.14)
Income tax expense (benefit)		9	0.03		(36)	(0.10)
Adjusted earnings(2)		$977	$2.96		$814	$2.45

Weighted average common shares - diluted			330.2			332.0

	Three Months Ended September 30, 2018			Three Months Ended September 30, 2017
(Millions)	Health Care	Corporate/Other(7)	Total Company	Health Care	Corporate/Other (7)	Total Company
Reconciliation of total revenue to adjusted revenue
Total revenue (GAAP measure)	$15,286	$198	$15,484	$14,285	$709	$14,994
Gain related to sale of certain domestic group insurance businesses	—	(121)	(121)	—	—	—
Net realized capital losses (gains)	12	11	23	(26)	(20)	(46)
Adjusted revenue(3) (excludes net realized capital losses (gains) and an other item)	$15,298	$88	$15,386	$14,259	$689	$14,948

Reconciliation of income (loss) before income taxes to pre-tax adjusted earnings (loss)
Income (loss) before income taxes (GAAP measure)	$1,320	$47	$1,367	$1,283	$(9)	$1,274
Less: (Loss) income before income taxes attributable to non-controlling interests (GAAP measure)	(10)	—	(10)	14	—	14
Income (loss) before income taxes attributable to Aetna (GAAP measure)	1,330	47	1,377	1,269	(9)	1,260
Gain related to sale of certain domestic group insurance businesses	—	(121)	(121)	—	—	—
Transaction and integration-related costs	—	18	18	—	—	—
Amortization of other acquired intangible assets	48	—	48	58	—	58
Net realized capital losses (gains)	12	11	23	(26)	(20)	(46)
Pre-tax adjusted earnings (loss)(2)	$1,390	$(45)	$1,345	$1,301	$(29)	$1,272

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Reconciliation of the Most Directly Comparable GAAP Measure to Certain Reported Amounts
(Millions, except per common share data)		Nine Months Ended September 30, 2018			Nine Months Ended September 30, 2017
		Total Company	Per Common Share		Total Company	Per Common Share
Net income(1) (GAAP measure)		$3,421	$10.37		$1,660	$4.92
Gain related to sale of certain domestic group insurance businesses		(355)	(1.08)		—	—
Transaction and integration-related costs		95	0.29		1,202	3.56
Reduction of reserve for anticipated future losses on discontinued products		(70)	(0.21)		(109)	(0.32)
Loss on early extinguishment of long-term debt		—	—		246	0.73
Penn Treaty-related guaranty fund assessments		—	—		231	0.68
Amortization of other acquired intangible assets		142	0.43		176	0.52
Net realized capital losses		40	0.12		262	0.78
Income tax benefit		(113)	(0.34)		(770)	(2.28)
Adjusted earnings(2)		$3,160	$9.58		$2,898	$8.59

Weighted average common shares - diluted			329.9			337.5

	Nine Months Ended September 30, 2018			Nine Months Ended September 30, 2017
(Millions)	Health Care	Corporate/Other(7)	Total Company	Health Care	Corporate/Other (7)	Total Company
Reconciliation of total revenue to adjusted revenue
Total revenue (GAAP measure)	$45,768	$612	$46,380	$43,912	$1,770	$45,682
Gain related to sale of certain domestic group insurance businesses	—	(355)	(355)	—	—	—
Interest income on proceeds of transaction-related debt	—	—	—	—	(11)	(11)
Net realized capital losses (gains)	24	16	40	(34)	296	262
Adjusted revenue(3) (excludes net realized capital losses (gains) and other items)	$45,792	$273	$46,065	$43,878	$2,055	$45,933

Reconciliation of income (loss) before income taxes to pre-tax adjusted earnings (loss)
Income (loss) before income taxes (GAAP measure)	$4,322	$176	$4,498	$4,176	$(1,710)	$2,466
Less: Income (loss) before income taxes attributable to non-controlling interests (GAAP measure)	10	—	10	(7)	1	(6)
Income (loss) before income taxes attributable to Aetna (GAAP measure)	4,312	176	4,488	4,183	(1,711)	2,472
Gain related to sale of certain domestic group insurance businesses	—	(355)	(355)	—	—	—
Transaction and integration-related costs	—	95	95	—	1,202	1,202
Reduction of reserve for anticipated future losses on discontinued products	—	(70)	(70)	—	(109)	(109)
Loss on early extinguishment of long-term debt	—	—	—	—	246	246
Penn Treaty-related guaranty fund assessments	—	—	—	231	—	231
Amortization of other acquired intangible assets	142	—	142	176	—	176
Net realized capital losses (gains)	24	16	40	(34)	296	262
Pre-tax adjusted earnings (loss)(2)	$4,478	$(138)	$4,340	$4,556	$(76)	$4,480

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Margins and Ratios
		Three Months Ended		Nine Months Ended
		September 30,		September 30,
(Millions)		2018	2017	2018	2017
Reconciliation of income before income taxes to adjusted earnings before income taxes, excluding interest expense:
Income before income taxes (GAAP measure)		$1,367	$1,274	$4,498	$2,466
Interest expense(8)		85	90	262	264
Gain related to sale of certain domestic group insurance businesses		(121)	—	(355)	—
Transaction and integration-related costs		18	—	95	1,202
Reduction of reserve for anticipated future losses on discontinued products		—	—	(70)	(109)
Loss on early extinguishment of long-term debt		—	—	—	246
Penn Treaty-related guaranty fund assessments		—	—	—	231
Amortization of other acquired intangible assets		48	58	142	176
Net realized capital losses (gains)		23	(46)	40	262
Adjusted earnings(2) before income taxes, excluding interest expense	(A)	$1,420	$1,376	$4,612	$4,738

Reconciliation of net income to adjusted earnings excluding interest expense, net of tax:
Net income(1) (GAAP measure)	(B)	$1,000	$838	$3,421	$1,660
Interest expense(8)		85	90	262	264
Gain related to sale of certain domestic group insurance businesses		(121)	—	(355)	—
Transaction and integration-related costs		18	—	95	1,202
Reduction of reserve for anticipated future losses on discontinued products		—	—	(70)	(109)
Loss on early extinguishment of long-term debt		—	—	—	246
Penn Treaty-related guaranty fund assessments		—	—	—	231
Amortization of other acquired intangible assets		48	58	142	176
Net realized capital losses (gains)		23	(46)	40	262
Income tax benefit		(9)	(68)	(168)	(863)
Adjusted earnings(2) excluding interest expense, net of tax		$1,044	$872	$3,367	$3,069

Reconciliation of total revenue to adjusted revenue:
Total revenue (GAAP measure)	(C)	$15,484	$14,994	$46,380	$45,682
Gain related to sale of certain domestic group insurance businesses		(121)	—	(355)	—
Interest income on proceeds of transaction-related debt		—	—	—	(11)
Net realized capital losses (gains)		23	(46)	40	262
Adjusted revenue(3) (excludes net realized capital losses (gains) and other items)	(D)	$15,386	$14,948	$46,065	$45,933

Reconciliation of total operating expenses to adjusted operating expenses:
Total operating expenses (GAAP measure)	(E)	$2,742	$2,612	$8,298	$9,017
Transaction and integration-related costs		(18)	—	(95)	(1,128)
Penn Treaty-related guaranty fund assessments		—	—	—	(231)
Adjusted operating expenses	(F)	$2,724	$2,612	$8,203	$7,658

After-tax net income and adjusted pre-tax margins:
After-tax net income margin (GAAP measure)	(B)/(C)	6.5%	5.6%	7.4%	3.6%
Adjusted pre-tax margin(5)	(A)/(D)	9.2%	9.2%	10.0%	10.3%

Expense ratios:
Total company expense ratio (GAAP measure)	(E)/(C)	17.7%	17.4%	17.9%	19.7%
Adjusted expense ratio(4)	(F)/(D)	17.7%	17.5%	17.8%	16.7%

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Operating Cash Flow excluding Large Case Pensions Products as a Percentage of Net Income
		Nine Months Ended
		September 30,
(Millions)		2018	2017
Net cash provided by operating activities		$3,685	$2,224
Less: Net cash used for operating activities: Large case pensions products		(198)	(196)
Net cash provided by operating activities excluding large case pensions products	(A)	3,883	2,420

Net income(1)		3,421	1,660
Less: Net income: Large case pensions products		72	88
Net income(1) excluding large case pensions products	(B)	$3,349	$1,572

Operating cash flow excluding large case pensions products as a percentage of net income:
Operating cash flow as a percentage of net income (1)	(A)/(B)	116.0%	153.9%

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Footnotes

(1) Net income refers to net income attributable to Aetna reported in Aetna's Consolidated Statements of Income in accordance with U.S. generally accepted accounting principles ("GAAP"). Income before income taxes refers to income before income taxes attributable to Aetna in accordance with GAAP. Unless otherwise indicated, all references in this press release to net income, net income per share and income before income taxes exclude amounts attributable to non-controlling interests.

(2) Non-GAAP financial measures such as adjusted earnings, adjusted earnings per share, pre-tax adjusted earnings, adjusted operating expenses, adjusted revenue, adjusted expense ratio and adjusted pre-tax margin exclude from the relevant GAAP metrics, as applicable:

•	Amortization of other acquired intangible assets;

•	Net realized capital gains or losses; and

•	Other items, if any, that neither relate to the ordinary course of Aetna's business nor reflect Aetna's underlying business performance.

Although the excluded items may recur, management believes the non-GAAP financial measures Aetna discloses, including those described above, provide a more useful comparison of Aetna's underlying business performance from period to period. The chief executive officer assesses consolidated Aetna results based on adjusted earnings and assesses business segment results based on pre-tax adjusted earnings because income taxes are recorded in Aetna’s Corporate/Other category and are not allocated to Aetna’s business operations. Non-GAAP financial measures Aetna discloses, including those described above, should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP.

For the periods covered in this press release, the following items are excluded from the non-GAAP financial measures described above, as applicable, because Aetna believes they neither relate to the ordinary course of Aetna's business nor reflect Aetna's underlying business performance:

•
During 2017, Aetna sold its domestic group life insurance, group disability insurance and absence management businesses. The transaction was accomplished through an indemnity reinsurance arrangement. As used in this press release, the terms “gain”, “deferred gain” and “amortization of deferred gain” include both the deferred gain related to the retroactive provisions of the reinsurance contract and the prepaid reinsurance premium paid by Hartford Life and Accident Insurance Company ("HLAIC") to Aetna (representing unearned ceding commission to Aetna) allocated to the prospective provisions of the reinsurance contract. A significant portion of the gain on sale has been deferred and will be amortized into earnings: (a) over the remaining contract period (estimated to be approximately 3 years at the closing date) in proportion to the amount of insurance protection provided for the prospective reinsurance portion of the gain; and (b) as Aetna recovers amounts due from HLAIC over a period estimated to be approximately 30 years at the closing date for the retrospective reinsurance portion of the gain. The gain recognized during the three and nine months ended September 30, 2018 does not directly relate to the underwriting or servicing of products for customers and is not directly related to the core performance of Aetna's business operations.

•
Aetna recorded transaction-related costs during the three and nine months ended September 30, 2018 related to its proposed acquisition by CVS Health Corporation ("CVS Health"). Aetna also recorded transaction and integration-related costs during the nine months ended September 30, 2017 primarily related to its proposed acquisition of Humana Inc. (the "Humana Transaction"). Transaction costs include costs associated with the transactions contemplated by the CVS Health merger agreement, real estate costs associated with the cancellation of Aetna's previously announced headquarters relocation which will no longer occur due to CVS Health's proposed acquisition of Aetna (the "CVS Health Transaction"), the termination of the Humana Merger Agreement (as defined below), the termination of Aetna's agreement to sell certain assets to Molina Healthcare, Inc. and advisory, legal and other professional fees which are reflected in Aetna's GAAP Consolidated Statements of Income in operating expenses. Transaction costs also include the negative cost of carry associated with the debt financing that Aetna obtained in June 2016 for the Humana Transaction. Prior to the mandatory redemption of the SMR Notes (as defined below), the negative cost of carry associated with these senior notes was excluded from adjusted earnings and pre-tax adjusted earnings. The negative cost of carry associated with the $2.8 billion aggregate principal amount of Aetna's senior notes issued in June 2016 that are not subject to mandatory redemption (the "Other 2016 Senior Notes") was excluded from adjusted earnings and pre-tax adjusted earnings through the date of the termination of the Humana Merger Agreement. The components of the negative cost of carry are reflected in Aetna's GAAP Consolidated Statements of Income in interest expense and net investment income. Subsequent to the termination of the Humana Merger Agreement, the interest expense and net investment income associated with the Other 2016 Senior Notes were no longer excluded from adjusted earnings and pre-tax adjusted earnings.

•
In 1993, Aetna discontinued the sale of fully guaranteed large case pensions products and established a reserve for anticipated future losses on these products, which Aetna reviews quarterly. During both the nine months ended September 30, 2018 and 2017, Aetna reduced the reserve for anticipated future losses on discontinued products. Aetna believes excluding any changes in the reserve for anticipated future losses on discontinued products from adjusted earnings provides more useful information as to Aetna's continuing products and is consistent with the treatment of the operating results of these discontinued products, which are credited or charged to the reserve and do not affect net income attributable to Aetna.

Aetna/14

•
During the nine months ended September 30, 2017, Aetna incurred losses on the early extinguishment of long-term debt due to (a) the mandatory redemption of $10.2 billion aggregate principal amount of certain of its senior notes issued in June 2016 (collectively, the "SMR Notes") following the termination of the definitive agreement (the "Humana Merger Agreement") to acquire Humana Inc. ("Humana") and (b) the early redemption of the entire $750 million aggregate principal amount of its senior notes due 2020.

•
During the nine months ended September 30, 2017, Aetna recorded an expense for estimated future guaranty fund assessments related to Penn Treaty Network America Insurance Company and one of its subsidiaries (collectively, "Penn Treaty"), which was placed in rehabilitation in 2009 and placed in liquidation in March 2017. This expense does not directly relate to the underwriting or servicing of products for customers and is not directly related to the core performance of Aetna's business operations.

•
Other acquired intangible assets relate to Aetna's acquisition activities and are amortized over their useful lives. However, this amortization does not directly relate to the underwriting or servicing of products for customers and is not directly related to the core performance of Aetna's business operations.

•
Net realized capital gains and losses arise from various types of transactions, primarily in the course of managing a portfolio of assets that support the payment of liabilities. However, these transactions do not directly relate to the underwriting or servicing of products for customers and are not directly related to the core performance of Aetna's business operations.

•
The corresponding tax benefit or expense related to the items excluded from adjusted earnings above was calculated utilizing the appropriate tax rate for each individual item. In addition, Aetna recorded a non-recurring tax benefit of $149 million in the nine months ended September 30, 2018. Neither the income tax benefit or expense on the excluded items nor the tax benefit related to the non-recurring item directly relates to the underwriting or servicing of products for customers, and neither is directly related to the core performance of Aetna's business operations.

For a reconciliation of financial measures calculated under GAAP to these items, refer to the tables on pages 9 through 11 of this press release.

(3) Adjusted revenue excludes net realized capital gains and losses, gain related to the Group Insurance sale and interest income on the proceeds of Aetna's senior notes issued in June 2016 as noted in (2) above. Refer to the tables on pages 9 through 11 of this press release for a reconciliation of total revenue calculated under GAAP to adjusted revenue.

(4) The adjusted expense ratio excludes net realized capital gains and losses and other items, if any, that are excluded from adjusted revenue or adjusted operating expenses, as noted in (2) above. For a reconciliation of the comparable GAAP measure to this metric for the periods covered by this press release, refer to page 11 of this press release.

(5) In order to provide useful information regarding Aetna's profitability on a basis comparable to others in the industry, without regard to financing decisions, income taxes or amortization of other acquired intangible assets (each of which may vary for reasons not directly related to the performance of the underlying business), Aetna's adjusted pre-tax margin is based on adjusted earnings excluding interest expense and income taxes. Management also uses adjusted pre-tax margin to assess Aetna's performance, including performance versus competitors.

(6) Days claims payable is calculated by dividing the health care costs payable at each quarter end by the average health care costs per day in each respective quarter. The total debt to capitalization ratio is calculated by dividing total long-term debt and short-term debt ("Total Debt") by the sum of Total Debt and total Aetna shareholders' equity.

(7) Aetna's Corporate/Other category is not a business segment. It is added to Aetna's business segment to reconcile segment reporting to Aetna's consolidated results. The Corporate/Other category consists of:

•	Products for which Aetna no longer solicits or accepts new customers such as its large case pensions and long-term care products;

•	Contracts Aetna has divested through reinsurance or other contracts, such as its domestic group life insurance, group disability insurance and absence management businesses; and

•
Corporate expenses not supporting Aetna’s business operations, including transaction and integration-related costs, income taxes, interest expense on its outstanding debt and the financing components of its pension and other postretirement employee benefit plans expense.

As described in (2) above, the pre-tax adjusted earnings of the Corporate/Other category exclude other items, if any, that neither relate to the ordinary course of Aetna's business nor reflect Aetna's underlying business performance.

(8) Interest expense included in the reconciliation to adjusted earnings before income taxes, excluding interest expense and the reconciliation to adjusted earnings excluding interest expense, net of tax, for the nine months ended September 30, 2017 excludes costs associated with the term loan credit agreement executed in connection with the Humana Transaction and the negative cost of carry on transaction-related debt incurred in connection with the Humana Transaction. These costs are included within transaction and integration-related costs. Refer to (2) above for further discussion.

Aetna/15

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “evaluate,” “expect,” “explore,” “forecast,” “guidance,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “potential,” “predict,” “probable,” “project,” “seek,” “should,” “view,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond Aetna’s control.

Statements in this press release that are forward-looking, including Aetna’s projections as to the impact of Aetna's combination with CVS Health, integration planning and implementation and Aetna's positioning for the next stage of its journey, are based on management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond Aetna’s control. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management, including, but not limited to: the timing to consummate the CVS Health Transaction; the timing to consummate the sale of all Aetna's standalone Medicare Part D prescription drug plans (the "Divestiture"); the risk that the Centers for Medicare & Medicaid Services ("CMS") and/or another regulator may not approve the CVS Health Transaction and/or the Divestiture or allow it to proceed; the risk that a regulatory approval that may be required for the CVS Health Transaction and/or the Divestiture, including by CMS, is delayed or is obtained subject to conditions that are not anticipated; the risk that a condition to the closing of the CVS Health Transaction and/or the Divestiture may not be satisfied; the diversion of and attention of management of both CVS Health and Aetna on transaction-related issues; the ability to achieve the synergies and value creation from the CVS Health Transaction contemplated by management; CVS Health’s ability to promptly and effectively integrate Aetna’s businesses; unanticipated increases in medical costs (including increased intensity or medical utilization as a result of flu or otherwise; changes in membership mix to higher cost or lower-premium products or membership adverse selection; medical cost increases resulting from unfavorable changes in contracting or re-contracting with providers (including as a result of provider consolidation and/or integration); and/or increased pharmacy costs); the profitability of Aetna’s Medicaid products; changes in medical cost estimates due to the necessary extensive judgment that is used in the medical cost estimation process, the considerable variability inherent in such estimates, and the sensitivity of such estimates to changes in medical claims payment patterns and changes in medical cost trends; and changes in Aetna’s future cash requirements, capital requirements, results of operations, financial condition and/or cash flows. As currently enacted, health care reform will continue to significantly impact Aetna’s business operations and financial results, including Aetna’s pricing and medical benefit ratios, and certain components of the legislation will continue to be phased in until 2022. Aetna will be required to dedicate significant resources and incur significant expenses during 2018 to implement health care reform. Significant parts of the legislation continue to evolve through the promulgation of executive orders, regulations and guidance, including the collection and payment of amounts under the ACA's risk adjustment program. In addition, pending efforts in the U.S. Congress to repeal, amend, replace or restrict funding for various aspects of health care reform and pending litigation challenging aspects of the law and its implementation continue to create additional uncertainty about the ultimate impact of health care reform. As a result, many of the impacts of health care reform are unknown. Other important risk factors include: adverse changes in federal or state government policies, legislation or regulations (including legislative, judicial or regulatory measures that would affect Aetna’s business model, repeal, restrict funding for or amend various aspects of health care reform, limit Aetna’s ability to price for the risk it assumes and/or reflect reasonable costs or profits in its pricing, such as mandated minimum medical benefit ratios, or eliminate or reduce ERISA pre-emption of state laws (increasing Aetna’s potential litigation exposure)); the implementation of health care reform legislation, collection of ACA fees, assessments and taxes through increased premiums; adverse legislative, regulatory and/or judicial changes to or interpretations of existing health care reform legislation and/or regulations (including those relating to minimum medical loss ratio (“MLR”) rebates); the timing and amount of and payment methods for satisfying assessments for Penn Treaty Network America Insurance Company and other insolvent payors under state guaranty fund laws; adverse and less predictable economic conditions in the U.S. and abroad (including unanticipated levels of, or increases in the rate of, unemployment); reputational or financial issues arising from Aetna’s social media activities, data security breaches, other cybersecurity risks or other causes; adverse program, pricing, funding or audit actions by federal or state government payors, including as a result of changes to or curtailment or elimination of the Centers for Medicare & Medicaid Services’ ("CMS") star rating bonus payments; Aetna's ability to maintain and/or enhance its CMS star ratings; Aetna’s ability to diversify Aetna’s sources of revenue and earnings (including by developing and expanding Aetna's consumer health and services businesses and expanding Aetna’s foreign operations), transform Aetna’s business model, develop new products and optimize Aetna’s business platforms; the success of Aetna’s consumer health and services initiatives; adverse changes in size, product or geographic mix or medical cost experience of membership; managing executive succession and key talent retention, recruitment and development; failure to achieve and/or delays in achieving desired rate increases and/or profitable membership growth due to regulatory review or other regulatory restrictions, an uncertain economy and/or significant competition, especially in key geographic areas where membership is concentrated, including successful protests of business awarded to Aetna; failure to adequately implement health care reform and/or repeal or replacement of or changes in health care reform; the outcome of various litigation and regulatory matters, including audits, challenges to Aetna’s minimum MLR rebate methodology and/or reports, intellectual property litigation and litigation concerning, and ongoing reviews by various regulatory authorities of, certain of Aetna’s payment practices with respect to out-of-network providers and/or other providers; Aetna’s ability to integrate, simplify, and enhance Aetna’s existing products, processes and information technology systems and platforms to keep pace with changing customer and regulatory needs; Aetna’s ability to successfully integrate Aetna’s businesses (including businesses Aetna may acquire in the future), separate divested businesses and implement multiple strategic and operational initiatives

Aetna/16

simultaneously; Aetna’s ability to manage health care and other benefit costs; Aetna’s ability to reduce administrative expenses while maintaining targeted levels of service and operating performance; failure by a service provider to meet its obligations to Aetna; Aetna’s ability to develop and maintain relationships (including joint ventures or other collaborative risk-sharing agreements) with providers while taking actions to reduce medical costs and/or expand the services Aetna offers; Aetna’s ability to demonstrate that Aetna’s products and processes lead to access to quality affordable care by Aetna’s members; Aetna’s ability to maintain its relationships with third-party brokers, consultants and agents who sell its products; increases in medical costs resulting from any epidemics, acts of terrorism or other extreme events; a downgrade in Aetna’s financial ratings; and adverse impacts from any failure to raise the U.S. Federal government’s debt ceiling or any sustained U.S. Federal government shut down. For more discussion of important risk factors that may materially affect Aetna, please see the risk factors contained in Aetna’s 2017 Annual Report on Form 10-K (“Aetna’s Annual Report”), on file with the Securities and Exchange Commission (the "SEC"). You also should read Aetna’s Annual Report and Aetna's Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, each on file with the SEC, and Aetna's Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, when filed with the SEC, for a discussion of Aetna's historical results of operations and financial condition.

No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, what impact they will have on the results of operations, financial condition or cash flows of Aetna. You are cautioned not to place undue reliance on Aetna’s forward-looking statements. These forward-looking statements are and will be based on management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Aetna does not assume any duty to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, as of any future date.

Aetna/17

Supplementary Information

Statements of Income Before Income Taxes Attributable to Aetna by Segment (Unaudited)
	Health	Corporate/
(Millions)	Care	Other	Total
Three months ended September 30, 2018
Revenue:
Premiums	$13,216	$21	$13,237
Fees and other revenue	1,945	123	2,068
Net investment income	137	65	202
Net realized capital losses	(12)	(11)	(23)
Total revenue	15,286	198	15,484
Benefits and expenses:
Benefit costs	10,775	77	10,852
Cost of products sold	390	—	390
Operating expenses	2,753	(11)	2,742
Interest expense	—	85	85
Amortization of other acquired intangible assets	48	—	48
Total benefits and expenses	13,966	151	14,117
Income before income taxes including non-controlling interests	1,320	47	1,367
Less: Loss before income taxes attributable to non-controlling interests	(10)	—	(10)
Income before income taxes attributable to Aetna	$1,330	$47	$1,377

Three months ended September 30, 2017
Revenue:
Premiums	$12,730	$542	$13,272
Fees and other revenue	1,416	27	1,443
Net investment income	113	120	233
Net realized capital gains	26	20	46
Total revenue	14,285	709	14,994
Benefits and expenses:
Benefit costs	10,423	537	10,960
Operating expenses	2,521	91	2,612
Interest expense	—	90	90
Amortization of other acquired intangible assets	58	—	58
Total benefits and expenses	13,002	718	13,720
Income (loss) before income taxes including non-controlling interests	1,283	(9)	1,274
Less: Income before income taxes attributable to non-controlling interests	14	—	14
Income (loss) before income taxes attributable to Aetna	$1,269	$(9)	$1,260

Aetna/18

Statements of Income Before Income Taxes Attributable to Aetna by Segment (Unaudited)
	Health	Corporate/
(Millions)	Care	Other	Total
Nine months ended September 30, 2018
Revenue:
Premiums	$39,602	$61	$39,663
Fees and other revenue	5,791	361	6,152
Net investment income	399	206	605
Net realized capital losses	(24)	(16)	(40)
Total revenue	45,768	612	46,380
Benefits and expenses:
Benefit costs	31,857	239	32,096
Cost of products sold	1,154	—	1,154
Operating expenses	8,293	5	8,298
Interest expense	—	262	262
Amortization of other acquired intangible assets	142	—	142
Reduction of reserve for anticipated future loss on discontinued products	—	(70)	(70)
Total benefits and expenses	41,446	436	41,882
Income before income taxes including non-controlling interests	4,322	176	4,498
Less: Income before income taxes attributable to non-controlling interests	10	—	10
Income before income taxes attributable to Aetna	$4,312	$176	$4,488

Nine months ended September 30, 2017
Revenue:
Premiums	$39,212	$1,598	$40,810
Fees and other revenue	4,322	82	4,404
Net investment income	344	386	730
Net realized capital gains (losses)	34	(296)	(262)
Total revenue	43,912	1,770	45,682
Benefits and expenses:
Benefit costs	31,942	1,595	33,537
Operating expenses	7,618	1,399	9,017
Interest expense	—	349	349
Amortization of other acquired intangible assets	176	—	176
Loss on early extinguishment of long-term debt	—	246	246
Reduction of reserve for anticipated future loss on discontinued products	—	(109)	(109)
Total benefits and expenses	39,736	3,480	43,216
Income (loss) before income taxes including non-controlling interests	4,176	(1,710)	2,466
Less: (Loss) income before income taxes attributable to non-controlling interests	(7)	1	(6)
Income (loss) before income taxes attributable to Aetna	$4,183	$(1,711)	$2,472

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Membership
	September 30, 2018			June 30, 2018			December 31, 2017			September 30, 2017
(Thousands)	Insured	ASC	Total	Insured	ASC	Total	Insured	ASC	Total	Insured	ASC	Total
Medical Membership:
Commercial	3,941	13,851	17,792	3,976	13,793	17,769	4,504	13,596	18,100	4,584	13,470	18,054
Medicare Advantage	1,750	—	1,750	1,734	—	1,734	1,473	—	1,473	1,467	—	1,467
Medicare Supplement	775	—	775	757	—	757	740	—	740	733	—	733
Medicaid	1,115	713	1,828	1,104	711	1,815	1,316	608	1,924	1,311	600	1,911
Total Medical Membership	7,581	14,564	22,145	7,571	14,504	22,075	8,033	14,204	22,237	8,095	14,070	22,165

Dental Membership:
Total Dental Membership	4,982	7,657	12,639	5,006	7,674	12,680	5,421	8,006	13,427	5,538	7,930	13,468

Pharmacy Benefit Management Services Membership:
Commercial			7,404			7,412			8,034			7,994
Medicare Prescription Drug Plan (standalone)			2,226			2,174			2,077			2,074
Medicare Advantage Prescription Drug Plan			1,260			1,258			1,129			1,124
Medicaid			2,252			2,235			2,525			2,493
Total Pharmacy Benefit Management Services Membership			13,142			13,079			13,765			13,685

Health Care Medical Benefit Ratios
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Millions)	2018	2017	2018	2017
Health Care Premiums (GAAP measure)
Commercial	$5,675	$6,063	$17,117	$18,479
Government	7,541	6,667	22,485	20,733
Total Health Care	$13,216	$12,730	$39,602	$39,212
Health Care Benefit Costs (GAAP measure)
Commercial	$4,796	$4,928	$13,594	$14,726
Government	5,979	5,495	18,263	17,216
Total Health Care	$10,775	$10,423	$31,857	$31,942
Medical Benefit Ratios "MBRs"
Commercial	84.5%	81.3%	79.4%	79.7%
Government	79.3%	82.4%	81.2%	83.0%
Total Health Care	81.5%	81.9%	80.4%	81.5%

Aetna/20

Roll Forward of Health Care Costs Payable
(Unaudited)
	Nine Months Ended September 30,
(Millions)	2018	2017
Health care costs payable, beginning of period	$5,815	$6,558
Less: reinsurance recoverables	6	5
Health care costs payable, beginning of period, net	5,809	6,553
Add: Components of incurred health care costs
Current year	32,231	32,611
Prior years(a)	(416)	(783)
Total incurred health care costs (b)	31,815	31,828

Less: Claims paid
Current year	26,856	26,959
Prior years	4,946	5,364
Total claims paid	31,802	32,323

Health care costs payable, end of period, net	5,822	6,058
Add: premium deficiency reserve	6	77
Add: reinsurance recoverables	3	4
Health care costs payable, end of period	$5,831	$6,139

(a) Negative amounts reported for incurred health care costs related to prior years result from claims being settled for less than originally estimated.
(b) Total incurred health care costs during the nine months ended September 30, 2018 in the table above exclude $6 million related to a premium deficiency reserve for the 2018 coverage year related to Aetna's Medicaid products. Total incurred health care costs during the nine months ended September 30, 2017 in the table above exclude $77 million primarily related to a premium deficiency reserve for the 2017 coverage year related to Aetna's individual Commercial products. Total incurred health care costs for the nine months ended September 30, 2018 and 2017 in the table above also exclude $36 million and $37 million, respectively, of benefit costs recorded in Aetna's Health Care segment that are included in Aetna's unpaid claims liability.

Days Claims Payable (Unaudited)
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Days Claims Payable	50	49	50	49	54